UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

CVB FINANCIAL CORP.
 (Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
As of the record date for the Annual Meeting, there were 106,078,253 shares entitled to vote on all matters presented to the Company’s shareholders at the Annual Meeting. Votes representing 90.71% of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.
The following are the voting results of each matter submitted to the Company’s shareholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, all eight nominees for director were elected to the Company’s Board of Directors and the Company’s shareholders approved proposals to (i) ratify the appointment of KPMG, LLP as the Company’s registered independent public accounting firm for 2011, (ii) approve the Company’s executive compensation as set forth in the Proxy Statement, and (iii) determine the frequency of the vote on executive compensation.
1. Election of the following eight nominees to the Company’s Board of Directors:

			Broker
	Votes Cast For	Withheld	Non-Votes
George A. Borba	75,446,216	4,017,506	16,766,523
John A. Borba	72,872,887	6,590,835	16,766,523
Robert M. Jacoby, C.P.A.	77,674,701	1,789,021	16,766,523
Ronald O. Kruse	77,406,884	2,056,838	16,766,523
Christopher D. Myers	77,407,652	2,056,070	16,766,523
James C. Seley	77,421,092	2,042,630	16,766,523
San E. Vaccaro	77,291,782	2,171,940	16,766,523
D. Linn Wiley	77,090,099	2,373,623	16,766,523
2. Ratification of Appointment of KPMG, LLP, as independent registered public accountants of the Company.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
95,003,783	998,393	228,069	0
3. Approval of advisory vote on executive compensation.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
75,839,474	2,982,294	641,954	16,766,523
4. Approval of advisory vote on executive compensation every one, two or three years.

Votes for Every	Votes for Every	Votes for Every	Votes	Broker
One Year	Two Years	Three Years	Abstained	Non-Votes
29,884,806	907,145	47,621,545	1,050,226	16,766,523

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
Date: May 23, 2011	By:	/s/ Richard C. Thomas
Richard C. Thomas,
Executive Vice President and Chief Financial Officer

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